                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

    Filed by the Registrant:  |X|
    Filed by a party other than the Registrant:  |_|
    Check the appropriate box:
    |_|  Preliminary Proxy Statement          |_|  Confidential for Use of the
    |X|  Definitive Proxy Statement                Commission Only (as permitted
    |_|  Definitive Additional Materials           by Rule 14a-6(e)(2))
    |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 NetSilicon, Inc.
    -----------------

                (Name of Registrant as Specified in Its Charter)

    -----------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
    |X|  No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

----------------
    (2)  Aggregate number of securities to which transactions applies:

----------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------
    (4)  Proposed maximum aggregate value of transaction:

----------------
    (5)  Total fee paid:

----------------
    |_|  Fee paid previously with preliminary materials.

----------------
    |_|  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:

----------------
    (2)  Form, Schedule or Registration Statement No.:

----------------
    (3)  Filing Party:

----------------
    (4)  Date Filed:

----------------

                              [GRAPHIC] NetSilicon



                                               May 9, 2001


Dear Fellow Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Wednesday, June 13, 2001, at 9:00 A.M. local time, at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02451.

     At this year's meeting, you are asked to elect two Class II Directors, to approve the 2001 Stock Option and Incentive Plan, and to ratify the selection of the Company's auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

     Your Board of Directors unanimously believes that the election of its nominees as directors, the approval of the 2001 Stock Option and Incentive Plan and the ratification of its appointment of auditors are in the best interests of NetSilicon, Inc., and its stockholders, and accordingly recommends a vote FOR Items 1, 2 and 3 on the enclosed proxy card.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy ballot in the envelope provided. If the address on the accompanying material is incorrect, please advise the Company in writing at 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452, Attention: Mary E. Seaver.

                                             For the Board of Directors,

                                             Cornelius Peterson, VIII
                                             Chairman of the Board

                                NETSILICON, INC.

                        411 Waverley Oaks Road, Bldg. 227
                          Waltham, Massachusetts 02452

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 13, 2001

                               -------------------

To The Stockholders:

     The Annual Meeting of Stockholders of NetSilicon, Inc., a Massachusetts corporation (the "Company"), will be held on Wednesday, June 13, 2001, at 9:00 A.M. local time, at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02451 for the following purposes:

          1. To elect two Class II directors each to serve for a three-year term.

          2.   To approve the 2001 Stock Option and Incentive Plan.

          3. To ratify the selection of the firm of BDO Seidman, LLP as auditors for the fiscal year ending January 31, 2002.

          4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     All stockholders of record at the close of business on Tuesday, May 1, 2001 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                            By Order of the Board of Directors,

                                            Daniel J. Sullivan
                                            Clerk


Waltham, Massachusetts
May 9, 2001

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND
        SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                NETSILICON, INC.
                        411 Waverley Oaks Road, Bldg. 227
                          Waltham, Massachusetts 02452

                               -------------------

                                 PROXY STATEMENT

                               -------------------

                                   May 9, 2001

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of NetSilicon, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 13, 2001, at 9:00 A.M. local time, at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02451.

     Only stockholders of record as of the close of business on May 1, 2001 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, there were outstanding and entitled to vote 7,064,434 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company. Each share of Common Stock outstanding and entitled to vote as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting. Each of the persons named as a proxy in the proxy is a director and/or executive officer of the Company.

     An Annual Report to Stockholders, containing audited financial statements for the fiscal year ended January 31, 2001, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about May 9, 2001.

     The mailing address of the Company's principal executive offices is 411 Waverley Oaks Road, Bldg. 227, Waltham, Massachusetts 02452.

     All properly executed proxies returned in time to be counted at the meeting and not revoked will be voted, and with respect to the election of members of the Board of Directors, will be voted as stated below under "Election of Directors." In addition to the election of directors, the stockholders will act on proposals to approve the 2001 Stock Option and Incentive Plan and to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR the matters if no specification is indicated.

     The representation in person or by proxy of at least one-third of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval; therefore, abstentions will have the practical effect of voting against each such matter since they are included in the number of shares present and voting on each such matter. However, broker "non-votes" are not considered shares entitled to vote and therefore will have no impact on the outcome of the vote. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (except as set forth below): (i) by each person who, to the knowledge of the Company, owned beneficially more than 5% of the 14,037,090 shares of Common Stock of the Company outstanding at such date; (ii) by each director and nominee; (iii) by each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) by the directors, nominees and executive officers of the Company as a group.

                                         AMOUNT AND NATURE
         NAME AND ADDRESS OF               OF BENEFICIAL
          BENEFICIAL OWNER                OWNERSHIP (1)(2)      PERCENT OF CLASS
         -------------------             -----------------      ----------------

Sorrento Networks, Inc. (3)                   6,972,656              49.7%
  2800 28th Street, Suite 100               (non-voting)
  Santa Monica, California  90405

Firsthand Capital Management, Inc.(4)         1,261,200               9.0%
  101 Park Center Plaza, Suite 1300
  San Jose, California  95113

Cornelius Peterson, VIII (5)                    262,184               1.9%

William E. Peisel (6)                            87,210                *

Cornelius Peterson, IX (7)                       79,768                *

Daniel J. Sullivan (8)                           75,768                *

Michael Evensen (9)                              44,372                *

Michael K. Ballard (10)                          60,000                *

Francis E. Girard (11)                           55,000                *

William Johnson (12)                             53,000                *

Edward B. Roberts (13)                           50,000                *

F. Grant Saviers (14)                            68,300                *

All executive officers, nominees and            909,974               6.5%
directors as a group (13 persons) (15)

-----------

* Less than 1% of the outstanding Common Stock.

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted in the footnotes below and except to the extent authority is shared by spouses under applicable law.

(2) The number of shares of Common Stock deemed outstanding includes (i) 14,037,090 shares of Common Stock outstanding as of the Record Date and
     (ii) shares of Common Stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days after the Record Date, as set forth below.

(3) All shares owned by Sorrento Networks, Inc. ("Sorrento Networks"), formerly Osicom Technologies, Inc., are shares of non-voting Common Stock.

(4) Based on a Schedule 13G dated February 8, 2001 filed by Firsthand Capital Management, Inc. ("Firsthand Capital") reflecting beneficial ownership as of December 31, 1999. According to the Schedule 13G, Firsthand Capital exercises sole voting power and sole disposition power to all such shares. Kevin Michael Landis, President of Firsthand Capital, disclaims beneficial ownership of all such shares.

(5) Mr. Peterson's beneficial ownership includes of 199,899 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(6) Mr. Peisel's beneficial ownership includes 87,210 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(7) Mr. Peterson's beneficial ownership includes 79,768 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(8) Mr. Sullivan's beneficial ownership includes 74,768 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(9) Mr. Evensen's beneficial ownership includes 44,372 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(10) Mr. Ballard's beneficial ownership includes 50,000 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(11) Mr. Girard's beneficial ownership includes 50,000 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(12) Mr. Johnson's beneficial ownership includes 50,000 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(13) Mr. Roberts' beneficial ownership includes 50,000 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(14) Mr. Saviers' beneficial ownership includes 50,000 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(15) All current directors, nominees and executive officers as a group hold options to purchase 810,389 shares of Common Stock which may be exercised within 60 days of the Record Date.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     No proxy may be voted for more people than the number of nominees set forth below. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for F. Grant Saviers and Francis E. Girard (by writing that individual director's name where indicated on the proxy) will be voted FOR the election of Messrs. Saviers and Girard, respectively. The Board of Directors knows of no reason why Messrs. Saviers or Girard should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or persons or for fixing the number of directors at a lesser number.

                INFORMATION PERTAINING TO DIRECTORS AND NOMINEES

     The Company's Board of Directors is divided into three classes. William Johnson, one of the Company's two Class I Directors, has served as a director since July 1999. Michael K. Ballard, the Company's other Class I Director, has served as a director since September 1999. The terms of Messrs. Johnson and Ballard expire as of the date of the Annual Meeting of Stockholders to be held in 2003. F. Grant Saviers and Francis E. Girard, the Company's two Class II Directors, have served as directors since July 1999. The terms of Messrs. Saviers and Girard expire as of June 13, 2001, the date of the Annual Meeting of Stockholders to be held in 2001. Cornelius Peterson, VIII, one of the Company's two Class III Directors and the Company's founder, has served as a director since 1984. Edward B. Roberts, the Company's other Class III Director, has served as a director since July 1999. The terms of Messrs. Peterson and Roberts expire as of the date of the Annual Meeting of Stockholders to be held in 2002.

     Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Each director holds office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

     The following table sets forth for each nominee to be elected at the meeting and for each director who will continue to serve as a director beyond the meeting, the year such nominee or director was first elected as a director, the positions currently held by such nominee or director with the Company, the year such nominee's or director's term will expire and the class of director of such nominee or director.


NOMINEE'S OR DIRECTOR'S NAME
AND YEAR NOMINEE OR DIRECTOR                               YEAR TERM     CLASS OF
FIRST BECAME A DIRECTOR         POSITION(S) HELD           WILL EXPIRE    DIRECTOR
----------------------------    ----------------           -----------   ---------

F. Grant Saviers                Director                       2001          II
(1999)

Francis E. Girard               Director                       2001          II
(1999)

Cornelius Peterson, VIII        Chairman of the Board and      2002         III
(1984)                          Chief Executive Officer

Edward B. Roberts               Director                       2002         III
(1999)

Michael K. Ballard              Director                       2003          I
(1999)

William Johnson                 Director                       2003          I
(1999)


                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the Class II nominees to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the current executive officers of the Company, their ages and the positions currently held by each such person with the Company. The following information is based, in part, upon information furnished by the directors and nominees.


NAME                         AGE                   POSITION
----                         ---                   --------
Cornelius Peterson, VIII      64   Chairman of the Board and Chief Executive Officer

George A. Barrios             36   President and Chief Operating Officer

William E. Peisel             57   Executive Vice President, Engineering, and Chief
                                     Technical Officer

Cornelius Peterson, IX        41   Sr. Vice President, Intelligent Device Markets, North
                                     America and Asia

Daniel J. Sullivan            44   Vice President, Finance and Administration, Chief
                                     Financial Officer, Treasurer and Clerk

Richard C. Andersen           52   Vice President, Engineering and Product Marketing

John K. Brennan               47   Vice President, Operations

Michael Evensen               36   Vice President, Intelligent Device Markets, Europe,
                                     Middle East and Africa

Francis E. Girard (1)         62   Director

William Johnson (1)           58   Director

Edward B. Roberts, Ph.D. (2)  65   Director

F. Grant Saviers (2)          56   Director

Michael K. Ballard (1)        46   Director


----------

(1) Member of Audit Committee.
(2) Member of Compensation Committee.

DIRECTORS TO BE ELECTED AT THE MEETING

     F. Grant Saviers has been one of our directors since July 1999. Mr. Saviers was the Chairman of the Board, Chief Executive Officer, and previously President and Chief Operating Officer of Adaptec Inc. from 1992 through 1998. Prior to working at Adaptec, he was employed in various capacities by Digital Equipment Corporation for 24 years, most recently as Vice President for PC Systems and Peripherals. Mr. Saviers is a Director of Analog Devices, Inc. and Chaparral Network Storage, Inc. He is a Director of The Computer Museum History Center and a member of the Advisory Boards of the College of Engineering at the University of California, Berkeley and Leavey School of Business, Santa Clara University.

     Francis E. Girard has been one of our directors since July 1999. He served as Chief Executive Officer of Comverse Network Systems, Inc. from January 1998 through January 2001 and became Vice Chairman in January 2001. Mr. Girard has also been a member of the Board of Directors of Comverse

Technology, Inc., the parent corporation of Comverse Network Systems, Inc., since January 1998. From May 1996 through January 1998, he was President, Chief Executive Officer and a Director of Boston Technology, Inc., which merged into Comverse Network Systems, Inc. in January 1998. From 1989 through May 1996, he served in various senior executive positions with Boston Technology, Inc., most recently as Executive Vice President of World Sales. Mr. Girard is a Director of Artisoft, Inc. and the Massachusetts Telecommunications Council and a member of the International Engineering Consortium. He holds a B.A. from Merrimack College.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

     Michael K. Ballard has been one of our directors since September 1999. Mr. Ballard is a partner in Aragon Ventures, LLC, a private investment fund and has been President and Chief Executive Officer of Savannah-Chanelle Vineyards since 1997. From 1999 to 2000, Mr. Ballard served as President and Chief Executive Officer of e-lingo Corporation. He was the Director of the Dial-Up Technology Division of Cisco Systems, Inc. from 1996 to 1997 and was Vice President of Business Development for Telebit Corporation from 1994 through 1996. He was the Chief Operating Officer of UUNET Technologies, Inc. from 1993 to 1994. Mr. Ballard held various positions with Telebit Corporation prior to 1993. Mr. Ballard holds a B.F.A. from the University of Utah.

     William Johnson has been one of our directors since July 1999. Mr. Johnson joined Global Network Technology Systems, a subsidiary of Cabletron Systems, in February 2001 as President and Chief Executive Officer after serving as Executive Vice President of Strategic Relations and Business Development since 1999 at Cabletron Systems. From 1997 to 1999, Mr. Johnson was Vice President and General Manager, Networks & Access Communications Division of Compaq Computer Corp., and served in other capacities with Compaq. From December 1996 through May 1997, he was a principal in J & J Consulting, and he served as President and Chief Executive Officer of Crosscomm Corp. from March through October 1996. He was General Manager, Networking Hardware Division for International Business Machines Corporation from 1993 through 1996. Mr. Johnson holds an M.S.E.E. and an M.B.A. from Northeastern University.

     Cornelius "Pete" Peterson, VIII has served as our Chief Executive Officer and as one of our directors since founding the company in 1984, and as Chairman of the Board of Directors since July 1999. Prior to founding NetSilicon, Mr. Peterson founded Distribution Management Systems, Inc., a supplier of distribution systems for Fortune 100 companies, which was sold in 1981 to Cullinet Corporation. Mr. Peterson was also a founder of Softech, a leading supplier of computer language and software development and services. Mr. Peterson holds a B.S. and an M.S. from the Massachusetts Institute of Technology. Mr. Peterson is the father of Neil Peterson, our Sr. Vice President, Intelligent Device Markets, North America and Asia.

     Edward B. Roberts, Ph.D. has been one of our directors since July 1999. Dr. Roberts is the David Sarnoff Professor of Management of Technology at the Massachusetts Institute of Technology, where he serves as Chairman of the Sloan School's Management of Technological Innovation & Entrepreneurship Research and Education Programs. In 1991, he founded, and now currently chairs the MIT Entrepreneurship Center. He co-founded the MIT Enterprise Forum in 1979 and also currently chairs this Forum. Dr. Roberts is a Director of Advanced Magnetics, Inc., Pegasystems, Inc. and Selfcare, Inc., as well as several privately held companies. In 1969, he founded and is now currently a member of the Board of Directors of Medical Information Technology, Inc. and a General Partner of the Zero Stage Capital group of venture capital funds. Dr. Roberts holds four degrees from Massachusetts Institute of Technology, including a Ph.D. in Economics.

EXECUTIVE OFFICERS

     Richard C. Andersen joined NetSilicon in September 2000 as Vice President, Engineering and Product Marketing. Prior to joining NetSilicon, Mr. Andersen held various marketing and engineering positions at Compaq Computer Corporation primarily relating to networking technologies from 1977 to 2000, most recently serving as Director, eInfrastructure Strategy & Technology in the NonStop eBusiness Solutions Division since January 2000. He holds a B.S.E.E. from Northeastern University and an M.B.A. from Suffolk University.

     George A. Barrios joined NetSilicon in November 2000 as President and Chief Operating Officer. From 1995 to 2000, Mr. Barrios was employed by Praxair Semiconductor, a division of Danbury, Connecticut-based Praxair, Inc., with more than 300 employees, serving as general manager since 1997. In this position, Mr. Barrios was responsible for all aspects of Sales and Marketing, Manufacturing, Engineering, Information Technology, Quality, Finance and Human Resources for each of the company's 45 operating locations. He served as Director, Sales and Marketing from 1996 to 1997 and Director, Finance and Division Chief Financial Officer from 1995 to 1996. From 1993 to 1995, he served as director of strategic planning for CHI Development, an entrepreneurial company engaged in the acquisition and operation of existing businesses. From 1989 to 1993, Mr. Barrios served as Manager, Internal Consulting at Time Warner, Inc. He holds a B.A. and M.B.A. from the University of Connecticut.

     John K. Brennan joined NetSilicon in 1996 as Vice President, Manufacturing, and has served as Vice President, Operations since 1999. From January 1996 to July 1996, Mr. Brennan served as a Vice President of Manufacturing for Leaf Systems, Inc., a manufacturer of high-end digital cameras. From 1995 to 1996, Mr. Brennan served as Director of Materials for MA-Com, Inc., a division of Amp, Inc. From 1993 to 1995, Mr. Brennan served as Director of Materials of Leaf Systems, Inc. From 1986 to 1993, Mr. Brennan served as Manufacturing Operations Manager for Whistler Corporation, a consumer electronics manufacturer in the automotive industry. He holds a B.S. from Merrimack College and an M.B.A. from Boston University.

     Michael Evensen joined NetSilicon as Vice President, Industrial Automation, Embedded Markets Europe in October 1998 and has served as Vice President, Intelligent Device Markets, Europe, Middle East and Africa since 2000. From September 1997 to September 1998, Mr. Evensen was Director of Business Development at Richard Hirschmann Electronics UK Ltd., where he was responsible for Hirschmann's entry into the industrial automation market. From July 1995 to September 1998, Mr. Evensen served as Director of Anite Systems Ltd. From March 1991 to July 1995, Mr. Evensen served as OEM Business Manager for Cray Communications, Ltd. in Europe, the United States and Asia. Prior to Cray Communications, Mr. Evensen was a Sales Engineer for Dataco De Rex, Inc., where he was responsible for European sales. Mr. Evensen holds a B.S. from Copenhagen University.

     William E. Peisel joined NetSilicon in 1987, becoming Vice President, Engineering in 1989, Chief Technical Officer in 1995 and Executive Vice President in 1999. From 1985 to 1987, Mr. Peisel served as Vice President, Engineering for EnMass Computer Corporation, a manufacturer of fault tolerant transaction processing computers. From 1983 to 1985, Mr. Peisel served as Director of Engineering for Computer Design and Application, and from 1981 to 1983, Director of Engineering for Honeywell Information Systems. He holds a B.S.E.E. from Pratt Institute and an M.S.E.E. from Northeastern University.

     Cornelius "Neil" Peterson, IX joined NetSilicon in 1986 and has served as Sr. Vice President, Intelligent Device Markets, North America and Asia since 2000. Mr. Peterson served as Vice President,

Imaging and Embedded Markets, Asia from 1993 to 2000. From 1986 to 1993, Mr. Peterson served as Regional Manager and Vice President of Commercial Sales. Mr. Peterson has over 15 years of sales and management experience handling major accounts in the manufacturer, systems integrator, reseller, distributor, and direct sales channels. From 1984 to 1986, Mr. Peterson served in the Major Account Sales Division for Unisys Corporation (formerly Burroughs). He holds a B.S. from Roger Williams University. Mr. Peterson is the son of Pete Peterson, our Chairman and Chief Executive Officer.

     Daniel J. Sullivan has been Vice President, Finance and Administration, and Chief Financial Officer since August 1998. Mr. Sullivan was Vice President, Finance and Operations at ITK International (formerly Telebit) from 1996 to August 1998. From 1995 to 1996, Mr. Sullivan served as Corporate Controller and from 1989 to 1995 as Operations Controller of ITK. From 1985 to 1989, Mr. Sullivan served as Corporate Manufacturing Financial Planning Manager at Apollo Computers. He holds a B.S. from Merrimack College and an M.B.A. from New Hampshire College.

     Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. Except as noted above, there are no family relationships among any of the executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met five times, and took action by unanimous written consent eleven times, during the fiscal year ended January 31, 2001. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee met twice during the fiscal year ended January 31, 2001 and the Compensation Committee met twice, and took action by unanimous written consent five times, during the fiscal year ended January 31, 2001. The Board of Directors does not currently have a standing nominating committee. Each director attended at least 75% of the aggregate of all the meetings of the Board of Directors and of all the committees of the Board of Directors of which he is a member during the fiscal year ending January 31, 2001.

     The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executives and salaries of the employees and consultants to the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of employees and directors of and consultants to the Company. During the fiscal year ended January 31, 2001, the members of the Compensation Committee were Edward B. Roberts and F. Grant Saviers.

     The Audit Committee recommends the engagement of auditors and is responsible for reviewing the results and scope of audits and other services provided by the Company's independent auditors. From February 2000 until June 2000 the members of the Audit Committee were William Johnson and Michael K. Ballard. In June 2000, Francis E. Girard was elected to the Audit Committee. The current members of the Audit Committee are Messrs. Johnson, Girard and Ballard. The Audit Committee adopted the Audit Committee Charter on February 22, 2000, a copy of which is attached hereto as Appendix A.

COMPENSATION OF DIRECTORS

     Outside directors have been granted stock options by the Company under the Amended and Restated 1998 Director Stock Option Plan (the "Director Plan"). We grant options to purchase 25,000 shares of Common Stock per year to each independent director, initially upon completion of the initial public offering and thereafter annually immediately following the annual meeting of our stockholders.

The initial grant had an exercise price equal to the offer price of the initial public offering, and the future grants will be at an exercise price equal to the market price per share on the date of such grant. We compensate each director who is not an employee $1,000 for each meeting of the Board or a committee attended in person or by telephone. The Chairman of each committee is compensated $1,500 for each committee meeting attended in person. We reimburse the out-of-pocket expenses incurred by directors for attendance at Board or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was at any time during the past year an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company requiring disclosure herein. During the past year, no executive officer of the Company served as a member of the compensation committee (or other Board committee performing equivalent functions, or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a member of the Compensation Committee or as a director of the Company. In addition, during the last year, no executive officer of the Company served on the Board of another entity, one of whose executive officers served as a member of the Compensation Committee.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for services in all capacities paid or accrued by the Company for the fiscal years ended January 31, 2001, 2000, and 1999, to (i) the individual who served as the Chief Executive Officer for the fiscal year ended January 31, 2001 and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended January 31, 2001 (with the Chief Executive Officer, collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                     COMPENSATION (2)
                                                                                     ----------------
                                                   ANNUAL COMPENSATION (1)               AWARDS
                                              -------------------------------------  ----------------
                                                                                        SECURITIES
                                                                                        UNDERLYING         ALL OTHER
NAME AND                                                                                 OPTIONS/         COMPENSATION
PRINCIPAL POSITION                            YEAR       SALARY ($)    BONUS ($)(3)      SARS (#)            ($)(4)
------------------                            ----       ----------    ------------     ----------        ------------

Cornelius Peterson, VIII                      2001        246,244         101,197          225,000            3,564
  Chairman of the Board and Chief             2000        171,992          96,046          906,736            4,624
  Executive
  Officer                                     1999        146,490           --              --                3,510

Cornelius Peterson, IX                        2001        174,583         113,035           77,000              360
  Sr. Vice President, Intelligent             2000        161,054          82,110          259,067              521
  Device
  Markets, North America and Asia             1999        121,738          88,023               --            4,557(5)

Daniel J. Sullivan                            2001        159,638          58,519           55,000              324
  Vice President, Finance and                 2000        141,972          44,757          259,067              528
  Administration,
  Chief Financial Officer, Treasurer          1999         59,787              --               --              213
  and Clerk

William E. Peisel                             2001        153,639          44,425           42,000            1,342
  Executive Vice President, Engineering       2000        147,892          30,239          323,834            2,108
  and
   Chief Technology Officer                   1999        148,529          12,425               --            2,070

Michael Evensen                               2001        140,000          68,990           49,000               --
  Vice President, Intelligent Device          2000        130,000          42,143          142,487               --
  Markets,
  Europe, Middle East and Africa              1999         10,096              --               --               --


-----------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer during the year ended January 31, 2001.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during fiscal 2001, 2000 and 1999. The Company does not have any long-term incentive plan.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(4) Consists of life insurance premiums paid by the Company on behalf of the Named Executive Officers.

(5) Includes $13,963 as stock based compensation related to the exercise of options granted by Sorrento Networks.

OPTION GRANTS

     The following table sets forth information concerning options granted during the last fiscal year under the Company's Amended and Restated 1998 Incentive and Non-qualified Stock Option Plan (the "Employee Option Plan") to the Named Executive Officers. The Company did not grant any stock appreciation rights in the fiscal year 2001.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                             INDIVIDUAL GRANTS
                               ------------------------------------------------
                                             PERCENT OF
                                                TOTAL                              POTENTIAL REALIZABLE VALUE
                                NUMBER OF     OPTIONS/                                         AT
                               SECURITIES       SARS                                 ASSUMED ANNUAL RATES OF
                               UNDERLYING    GRANTED TO   EXERCISE                            STOCK
                               OPTION/SARS    EMPLOYEES   OR BASE                    PRICE APPRECIATION FOR
                                GRANTED       IN FISCAL   PRICE      EXPIRATION          OPTION TERM (2)
    NAME                        (#)(1)          YEAR       ($/SH)       DATE           5%($)          10%($)
    ----                       -----------   ----------   --------   ----------        -----          ------

Cornelius Peterson, VIII          150,000        5.9%      $18.00      5/11/10       1,698,015      4,303,105
                                   75,000        2.9%      $3.0781    12/11/10         145,043        367,785

Cornelius Peterson, IX             60,000        2.4%      $18.00      5/11/10         679,206      1,721,242
                                   17,000        0.7%      $4.0625    11/29/10          43,433        110,068

Daniel J. Sullivan                 40,000        1.6%      $18.00      5/11/10         452,804      1,147,495
                                   15,000        0.6%      $4.0625    11/29/10          38,323         97,119

William E. Peisel                  25,000        1.0%      $18.00      5/11/10         283,003        717,184
                                   17,000        0.7%      $4.0625    11/29/10          43,433        110,068

Michael Evensen                    35,000        1.4%      $18.00      5/11/10         396,204      1,004,058
                                   14,000        0.5%      $4.0625    11/29/10          35,768         90,644


---------------

(1) All options granted to Named Executive Officers on May 11, 2000, are exercisable in four annual installments commencing May 11, 2001. The Company granted options to purchase 75,000 shares to Cornelius Peterson, VIII on December 11, 2000 and will vest and become exercisable at a rate of 25% of the shares subject to the option on the one-year anniversary of the date of grant, and the remaining shares on the eighteen-month anniversary of the date of grant. The Company granted options to Messrs. Peterson, Sullivan, Peisel and Evensen on November 29, 2000 and will vest and become exercisable at a rate of 25% of the shares subject to the option on the one-year anniversary of the date of grant, and the remaining shares on the eighteen-month anniversary of the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on the fair market value on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to options to purchase the Company's Common Stock granted under the Company's Amended and Restated 1998 Incentive and Non-qualified Stock Option Plan, including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended January 31, 2001; (ii) the net value realized upon such exercise; (iii) the number of unexercised options held at January 31, 2001; and (iv) the aggregate dollar value of unexercised options held at January 31, 2001:

                   AGGREGATED OPTION/SAR EXERCISES IN THE LAST
                             FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                              SHARES                             UNEXERCISED                     IN-THE-MONEY
                             ACQUIRED                          OPTIONS/SARS AT                 OPTIONS/SARS AT
                                ON           VALUE            FISCAL YEAR-END (#)            FISCAL YEAR-END ($)(2)
                             EXERCISE      REALIZED       ----------------------------     ----------------------------
NAME                           (#)          ($)(1)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                        ---------      --------       -----------    -------------     -----------    -------------

Cornelius Peterson, VIII      64,285       1,311,595        162,399         905,052              0            265,875

Cornelius Peterson, IX          --            --             64,768         271,299              0             43,563

Daniel J. Sullivan              --            --             64,768         249,299              0             38,438

William E. Peisel               --            --             80,960         284,874              0             43,563

Michael Evensen                 --            --             35,622         155,865              0             35,875


---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers, but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at January 31, 2001 ($6.625 per share) multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company is a party to an employment letter with Daniel J. Sullivan, dated as of June 18, 1999, providing for his continued service as Chief Financial Officer of the Company. The letter provides for a base salary per calendar year of $150,000 with eligibility for bonuses in addition to his base salary. The letter also provides that under certain circumstances, upon the sale of the Company to an unaffiliated party, Mr. Sullivan may receive one quarter of one percent of the total value of the transaction to be paid in kind and at such time that Sorrento Networks receives its consideration in respect of the sale. Upon the completion of such a sale, Mr. Sullivan's options shall immediately vest and become exercisable. Additionally, under the terms of the letter, upon termination without cause, Mr. Sullivan shall receive his then current salary for the 12 months following the termination, receive medical benefits for those 12 months and have ninety days to exercise his stock options, whether vested or unvested. If Mr. Sullivan leaves voluntarily and the Company has not agreed to be sold to an unaffiliated party, he shall receive his then current salary for the twelve months following his voluntary termination as well as a one-time payment equal to nine months of his then current rate of pay. If a sale of all or a majority of the shares of the Company has been completed, and Mr. Sullivan's responsibilities are reduced within six months of the sale, and Mr. Sullivan leaves the Company voluntarily, he shall receive his then current salary for the twelve months following his voluntary termination.

     Cornelius Peterson, IX stated his intention to resign as Sr. Vice President, Intelligent Device Markets, North America and Asia on May 15, 2001. In March 2001, the Company agreed to remunerate Cornelius Peterson, IX through November 15, 2001 or until he gains new employment at his current salary rate following his resignation on May 15, 2001. Payment of his salary is contingent upon a positive transition on May 15 and Mr. Peterson providing transition and consulting services. Mr. Peterson will also be entitled to receive insurance coverage and his stock options will continue to vest until November 15, 2001.

     The Company entered into an Employment Agreement with Michael Evensen, dated as of October 1, 1998 and amended as of June 19, 1999. Mr. Evensen's agreement provides, among other things, that he will receive an annual base salary of $125,000 and will be eligible to receive incentive based commissions. Additionally, under the terms of this agreement, Mr. Evensen shall obtain his own medical coverage until the establishment of the Company's German subsidiary, at which time Mr. Evensen will be entitled to participate in the Company's medical and insurance plans. If Mr. Evensen is terminated without cause the Company will be required to pay Mr. Evensen his base salary for six months following his termination, provided, however, that Mr. Evensen executes a release.

     Pursuant to an offer letter dated as of October 24, 2000, the Company agreed to pay George Barrios 18 months severance pay based on his base salary if he is terminated without cause within the first 24 months of his employment with the Company. If Mr. Barrios is appointed Chief Executive Officer within those 24 months, however, the provision for severance will no longer be in effect.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of Dr. Roberts (Chairman) and Mr. Saviers. The members of the Compensation Committee are non-employee Directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the chief executive officer, executive officers and key employees and directors of the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of the chief executive officer, executive officers and key employees and directors of the Company.

     The Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Company's executive officers and other employees with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. In addition to cash compensation in the form of base salary, compensation under the executive compensation program can be comprised of quarterly cash incentive bonuses and long-term incentive awards in the form of stock option grants. The compensation program is also comprised of various benefits, including medical and insurance plans, which plans are generally available to all employees of the Company.

BASE SALARY

     Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in similar business to that of the Company. In setting compensation levels, the Compensation Committee generally takes into account such factors as (i) the Company's past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

INCENTIVE COMPENSATION

     Incentive Compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals as well as meeting individual performance goals.

STOCK OPTIONS

     Stock options ("Options") are the principal vehicle used by the Company to provide long-term incentive-based compensation to improve the Company's operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. The Company's stock option plans are administered by the Compensation Committee of the Board of Directors. To date, the Board of Directors has not granted stock options at less than fair market value.

     Stock options are granted from time to time to eligible employees and based upon the Company's overall financial performance and their contributions thereto. Stock options are designed to align the interest of the Company's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the Common Stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the Company. The Company periodically grants new options to provide continuing incentives for future performance.

     During the fiscal year ended January 31, 2001, options to purchase 225,000 shares were awarded to Cornelius Peterson, VIII, Chairman of the Board and Chief Executive Officer. Such grants were made in recognition of Mr. Peterson's contributions to the Company's performance in fiscal 2001. In addition, during the fiscal year ended January 31, 2001, options to purchase 77,000 shares were awarded to Cornelius Peterson, IX, Sr. Vice President, Intelligent Device Markets, North America and Asia; options to purchase 55,000 were awarded to Daniel J. Sullivan, Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Clerk; options to purchase 42,000 shares were awarded to William E. Peisel, Executive Vice President, Engineering, and Chief Technical Officer; and options to purchase 49,000 shares were awarded to Michael Evensen, Vice President, Intelligent Device Markets, Europe, Middle East and Africa. Such grants were made in recognition of such officers' contributions to the Company's performance in fiscal 2001 and to provide additional long-term incentive to the executive officers and further strengthen the link between executive compensation and shareholder return.

OTHER BENEFITS

     The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company maintains medical, disability and life insurance plans and other benefit plans for its employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Compensation for the Company's Chief Executive Officer, Cornelius Peterson, VIII, was determined in accordance with the policies applicable to the other executive officers of the Company described above. The fiscal year end 2001 base salary compensation for Mr. Peterson was $246,244. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Compensation Committee determines the Chief Executive Officer's cash compensation based upon the Company's overall performance, the performance of his management team, the compensation paid at competing companies and the Company's prospects, among other objective and subjective factors. The Compensation Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by
Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code.

     The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.*

                                        Edward B. Roberts, Ph.D. (Chairman)
                                        F. Grant Saviers

---------------
* The Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             INDEPENDENT ACCOUNTANTS

     BDO Seidman, LLP has acted as the Company's independent accountants for the fiscal year ended January 31, 2001. On recommendation of the Audit Committee, the Board of Directors has appointed BDO Seidman, LLP to audit the 2002 financial statements. A representative of BDO Seidman, LLP is expected to be present at the annual meeting and will be afforded the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

     The Audit Committee of the Company's Board of Directors reviews summaries of the services provided by BDO Seidman, LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO Seidman, LLP.

AUDIT AND ALL OTHER FEES

     The following sets forth the aggregate fees billed to NetSilicon, Inc. for the fiscal year ended January 31, 2001 by BDO Seidman, LLP:

           Audit fees.....................................   $  97,500
           Financial information systems design
              and implementation fees......................          0
           All other fees..................................     85,900
                                                             ---------
                                                             $ 183,400
                                                             =========

     Audit fees represent fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the Company's financial statements included in the Company's Forms 10-Q during the fiscal year.

     All other fees represent fees billed for professional services rendered for services other than the audit and review of the Company's financial statements. A substantial portion of the fees in this category related to services traditionally provided by auditors, including work performed in connection with registration statements and other filings with the Securities and Exchange Commission.

     The Company's Audit Committee has determined that the non-audit services provided by the Company's auditors in connection with the fiscal year ended January 31, 2001 were compatible with the auditors' independence.

AUDIT COMMITTEE REPORT

     The primary purpose of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing (i) the financial information which is provided to the stockholders, governmental and regulatory bodies and others, (ii) the system of financial internal controls which management and the Board have adopted and (iii) the audit process.

     The Company's Audit Committee consists of three members of the Board of Directors, all of whom are "independent directors" for purposes of the National Association of Securities Dealers' listing standards. All members of the Audit Committee are financially literate and William Johnson, chairman of the Audit Committee, has extensive management experience.

     The Audit Committee adopted a written charter for the Audit Committee on February 22, 2000, a copy of which is attached hereto as Appendix A.

     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2001 with the Company's management and the independent auditors.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditor's independence from NetSilicon and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the fiscal year ended January 31, 2001. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors, BDO Seidman, LLP.

     This report has been respectfully submitted by the members of the Audit Committee of the Board of Directors.

                           William Johnson (Chairman)

                           Michael K. Ballard
                           Francis E. Girard


CERTAIN TRANSACTIONS

     The Company has entered into two Promissory Notes with Cornelius Peterson, VIII, the Company's Chairman of the Board and Chief Executive Officer. On April 17, 2000, the Company loaned Mr. Peterson $621,207.80 and on October 6, 2000, the Company loaned Mr. Peterson $250,000. As of April 30, the total outstanding balance of these loans was $871,207.80. The highest amount outstanding during the fiscal year ended January 31, 2001 was $871,207.80.

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering through January 31, 2001 with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a broad peer group index prepared by Media General Financial Services consisting of Nasdaq listed companies grouped under SIC Code 3577.

            COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN** AMONG
                      NETSILICON, INC., NASDAQ MARKET INDEX
                              AND PEER GROUP INDEX

                                    [CHART]

-------------------------------------------------------------
                             9/15/99     1/31/00     1/31/01
-------------------------------------------------------------
NetSilicon, Inc.              100.00      181.82       53.54
-------------------------------------------------------------
Nasdaq Market Index           100.00      143.31      102.61
-------------------------------------------------------------
Peer Group Index              100.00      159.24      122.48
-------------------------------------------------------------

----------

* Prior to September 15, 1999 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

** Cumulative Total Return assumes $100 was invested on September 15, 1999 in the Company's Common Stock and in the Nasdaq Market Index and Peer Group Index and assure reinvestment of dividends, if any.

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable; however, the Company is not responsible for any errors or omissions in such information.

                                   PROPOSAL II
               TO APPROVE THE 2001 STOCK OPTION AND INCENTIVE PLAN

     On April 27, 2001, the Board of Directors adopted the 2001 Stock Option and Incentive Plan (the "2001 Plan"), subject to the approval of the Company's shareholders. The 2001 Plan provides for the grant of incentive stock options to employees and the grant of non-qualified stock options to employees, consultants, directors and officers of the Company. The proposed number of shares of Common Stock authorized for issuance under the 2001 Plan is 2,000,000 shares.

     The approval of the 2001 Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock eligible to vote and present and voting on this matter. The Board of Directors recommends a vote FOR the approval of the 2001 Plan.

     Management of the Company believes that the adoption of the 2001 Plan is important to permit the Board of Directors to provide incentives to present employees, to attract and retain qualified candidates for future positions, and to replenish the available stock option pool after option grants were issued to current and new employees during the fiscal year ended January 31, 2001. It is management's philosophy to grant options to all employees of the Company, allowing each employee to have an equity interest in the Company. Management believes that this policy provides better performance incentives to employees than cash compensation alone. In furtherance of this policy, during the fiscal year ended January 31, 2001, the Compensation Committee of the Board of Directors granted options to new employees. The Company has not increased the number of shares available for future grants since the 1998 Plan became effective in September, 1999. Option grants over the last year fiscal year have depleted the available pool of options under the 1998 Plan such that, as of the date hereof, there is an inadequate number of shares available for future option grants under the 1998 Plan to new or existing employees of the Company.

     The adoption of the 2001 Plan will allow management of the Company to make grants to key management and other employees in the future, consistent with the corporate policy of granting options to all employees, as well as allow the Company to meet its stock option grant needs at least through the next annual meeting of stockholders.

     The following description of the 2001 Plan is a summary and does not purport to be a complete description. A copy of the 2001 Plan is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

DESCRIPTION OF THE 2001 PLAN

     The purpose of the 2001 Plan is to provide stock options and stock-based awards (each an "Award") in the Company to employees, consultants, directors and officers of the Company and its subsidiaries (each a "Participant"), all of whom are eligible to receive Awards under the 2001 Plan.

     Administration. The 2001 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the 2001 Plan and to interpret and correct the provisions of the 2001 Plan and any Award.

     Eligibility. The 2001 Plan provides for (i) the grant of incentive stock options ("ISOs") within the meaning of Section 422 of the Code to employees of the Company, (ii) the grant of non-qualified stock options to employees, consultants, directors and officers of the Company, (iii) the grant of restricted stock awards, and (iv) other Awards based upon the Common Stock having such terms and conditions as the Compensation Committee may determine.

     Per-Participant Limit. No Participant may be granted Awards during any one fiscal year to purchase more than 1,000,000 shares of Common Stock.

     Exercise of Options. Each option granted under the 2001 Plan shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Compensation Committee may specify. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable. The Compensation Committee has the right to accelerate the date of exercise of any installment of any option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year).

     Payment for Exercise of Options. Payment for the exercise of options under the 2001 Plan may be made by one or any combination of the following forms of payment (a) by check payable to the order of the Company, (b) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant (as defined in the 2001 Plan) to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price,
(c) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

     Assignability. Options may be transferred by will or by the laws of descent and distribution or pursuant to and in accordance with the Participant's stock option agreement.

     Adjustment. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board of Directors shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

     Effect of Termination, Disability or Death. The Board of Directors determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of an Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award.

     Termination of Plan; Amendments. The Board of Directors may from time to time amend, suspend or terminate the 2001 Plan or any portion thereof at any time. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the Plan.

     Federal Income Tax Consequences. The following discussion of United States federal income tax consequences of the issuance and exercise of Options and stock-based awards granted under the 2001 Plan, and certain other rights granted under the 2001 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current treasury regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

     Incentive Stock Options. The following general rules are applicable under current federal income tax law to incentive stock options ("ISOs") granted under the 2001 Plan:

     1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

     2.   If shares acquired upon exercise of an ISO are not disposed of within
          (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

     3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or
          (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

     4. In any year that an optionee recognizes compensation income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

     5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and
          (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

     6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

     7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

     8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

     9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Non-Qualified Options. The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs ("Non-Qualified Options") granted under the 2001 Plan:

     1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

     2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

     3. When the optionee sells the shares acquired pursuant to a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

     4. The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes compensation income.

     5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

     6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Awards and Purchases. The following general rules are applicable under current federal income tax law to awards of stock ("Awards") or the granting of opportunities to make direct stock purchases ("Purchases") under the 2001 Plan:

     1. Persons receiving Common Stock pursuant to an Award or Purchase generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid.

     2. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller's tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the Seller as compensation income).

     3. Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                                  PROPOSAL III

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of BDO Seidman, LLP, independent auditors, to serve as auditors for the fiscal year ending January 31, 2002. BDO Seidman, LLP has served as the Company's auditors and outside accountants since 1997. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR ratification of this selection.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings, if any, received by it with respect to the fiscal year ended January 31, 2001 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 31, 2001.

                             SHAREHOLDER RIGHTS PLAN

     On September 12, 2000, the Company's Board of Directors adopted a Shareholder Rights Plan, amended as of January 12, 2001 (the "Rights Plan"), the adoption of which did not require stockholder approval, under which preferred share repurchase rights (a "Right") were distributed as a Rights dividend on September 23, 2000. One Right was distributed for each share of Common Stock held as of the close of business on that date.

     The Rights Plan is designed to prevent an acquirer from gaining control of the Company without offering a fair price to all of the Company's stockholders. The Rights Plan was not adopted by the Board in response to any specific offer or threat, but rather is intended to protect the interests of stockholders in the event the Company is confronted in the future with takeover tactics.

     Each Right will entitle holders of Common Stock to buy a unit consisting of 1/1000th of a share of a series of junior participating preferred stock (which is intended to be essentially the economic equivalent of one share of Common Stock) of the Company at an exercise price of $200. The Rights will be exercisable only (i) after 10 days following a public announcement that a person or group has acquired more than 15%; or (ii) in the case of Sorrento Networks and its affiliates and associates, an additional 1% of the voting common stock of the Company after September 12, 2000; or (iii) in the case of Firsthand Capital Management, Inc. and its affiliates and associates, an additional 1% of the voting common stock after January 12, 2001 (together with (i) and (ii) above, the "Stock Acquisition Date"); or (iv) 10 business days after such person or group announces a tender or exchange offer which would result in its ownership of 15%, or in the case of Sorrento Networks and Firsthand Capital Management, Inc., an additional 1%, or more of the Common Stock.

     If any person or group becomes the beneficial owner of 15% or more of the Company's Common Stock except pursuant to a tender offer for all shares at a price that a majority of the independent directors determines to be fair; if a more-than-15% stockholder engages in a merger with the Company in which the Company survives and its Common Stock remains outstanding and unchanged; or if certain other events involving the Company and a more-than-15% stockholder occur, then each Right not owned by such person or related parties will entitle its holder to purchase, at the then current exercise price of the Right, Common Stock of the Company (or, in certain circumstances as determined by the Board, including the failure of the stockholders to increase the authorized Common Stock as proposed herein, a combination of cash, property, Common Stock or other securities or a reduction in the exercise price) having a value of twice the Right's exercise price. In such circumstances, the Company may also exchange one share of Common Stock for each Right outstanding. In addition, if the Company is involved in a merger or other business combination transaction with another person in which its Common Stock is changed or converted, or sells or transfers more than 50% of its assets or earning power to another person, each Right that has not previously been exercised will entitle its holder to purchase, at the then current exercise price of the Right, shares of Common Stock of such other person having a value of twice the Right's exercise price.

     In general, the Company can redeem the Rights at $0.01 per Right at any time prior to ten days following the Stock Acquisition Date. The Rights will expire on September 12, 2010, unless earlier redeemed or exchanged.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K dated September 13, 2000. A copy of the Rights Agreement, as amended, is available free of charge from the Company.

                            RECENT BY-LAW AMENDMENTS

     The Board of Directors of the Company has voted to amend and restate the Company's By-Laws (as amended and restated, the "Amended and Restated By-Laws") to: (i) change the date of the annual meeting from the second Wednesday in April to the second Wednesday of June in each year; (ii) increase the number of audit committee members from two to three in order to comply with the National Association of Securities Dealers newly promulgated rules regarding audit committees; (iii) include provisions regarding the presentation of matters by shareholders at any annual or special meeting of the shareholders of the Company; (iv) increase the percentage of shareholders required to call a special meeting from 10% to 66-2/3%; (v) to provide that only the Board of Directors may fill vacancies in the Board of Directors; (vi) provide that shareholders may only remove directors for cause by supermajority vote; and (vii) add a provision regarding amending the provisions so changed by the Board of Directors.

     The Amended and Restated By-Laws generally require that a shareholder seeking to have any business conducted at a meeting of shareholders (without seeking to have a proposal relating to such business included in the Company's proxy statement pursuant to Rule 14a-8 of the Exchange Act) give notice to the Company not less than 60 and not more than 90 days prior to the corresponding month and day of the previous year's annual meeting, or the 7th day after the announcement of a stockholder-proposed special meeting date. The notice from the shareholder must describe the proposed business to be brought before the meeting and include information about the shareholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other shareholder known to be supporting the proposal. The Amended and Restated By-Laws require that a shareholder seeking to present a proposal at any meeting of shareholders (other than those submitted for inclusion in the proxy statement in accordance with Rule 14a-8 of the Exchange Act) must comply with the rules set forth in the Amended and Restated By-Laws and with all applicable requirements of the Exchange Act.

     The Company is subject to applicability of the provisions of Chapter 110F of the Massachusetts General Laws, the so-called Business Combination Statute. Under Chapter 110F, a Massachusetts corporation with over 200 stockholders, such as the Company, may not engage in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the Board of Directors prior to becoming an interested stockholder,
(ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the Board of Directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% of more of the outstanding voting stock of the corporation. A "business combination" includes a merger, a stock or assets sale, and other transactions resulting in a financial benefit to the stockholder.

     The Board of Directors also amended the Company's Amended and Restated By-Laws to exclude the Company from Massachusetts General Laws Chapter 110D, entitled "Regulation of Control Share Acquisitions." In general, this statute provides that any stockholder of a corporation subject to this statute who acquires 20% or more of the outstanding voting stock of a corporation (except in certain transactions) may not vote such stock unless the stockholders of the corporation so authorize. The Board of Directors may amend the Company's Amended and Restated By-Laws at any time to subject the Company to this statute prospectively

     On April 18, 1990, Massachusetts enacted Chapter 156B sec. 50A of the Massachusetts General Laws which, in general, requires that publicly held Massachusetts corporations have a classified board of directors consisting of three classes as nearly equal in size as possible. Once a corporation is subject to the classified board provisions of this statute, directors may be removed by a majority vote of the stockholders only for cause. The Board of Directors amended the Company's Amended and Restated By-Laws to provide for removal of directors by shareholders only for cause by the affirmative vote of 66-2/3% or more of the shares of capital stock outstanding and entitled to vote.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of the Company must be received at the Company's principal executive offices no later than April 17, 2002. Under the Company's By-Laws, stockholders who wish to make a proposal at the next Annual Meeting--other than one that will be included in the Company's proxy materials--must notify the Company no earlier than March 18, 2002 and no later than April 17, 2002. If a stockholder who wishes to present a proposal fails to notify the Company by April 17, 2002, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's By-laws, the proposal is brought before the meeting, then under the Securities and Exchange Commission's proxy rules the proxies solicited by management with respect to the next Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

                            EXPENSES AND SOLICITATION

     Proxies may be solicited by the Company, by personal interview, mail and telephone. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. The cost of solicitation of proxies will be borne by the Company.

                                                                      APPENDIX A

                                NETSILICON, INC.

                             AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee"), a standing committee of the Board of Directors, is comprised of at least three non-employee directors all of whom are independent and financially literate. At least one member is to have accounting or financial management experience. The Committee is responsible for overseeing and monitoring the quality of the Company's accounting practices and assisting the Board of Directors in fulfilling its oversight role regarding the Company's financial reporting process, its system of internal controls and its compliance with applicable laws, regulations and policies.

The Committee meets several times during the year with the Company's management and the Company's independent accountants to discuss audit activities, internal controls and financial reporting matters. Both internal auditors and the Company's independent accountants have full and free access to the Committee and the Committee strongly supports enhanced dialogue about financial statements, accounting principles, and financial reporting issues among management, internal audit, independent accountants, and the Committee.

The duties of the Committee are:

a) To recommend to the Board of Directors a firm of independent accountants to perform the examination of the Company's quarterly and annual financial statements. To reinforce the independent auditor's ultimate accountability to the Committee, Board of Directors and Company stockholders;

b) To review with the independent accountants and with the controller the proposed scope of the audit, past audit experience, the Company's internal audit program, recently completed internal audit procedures and other matters bearing upon the scope of the annual audit;

c) To review and evaluate with management and independent accountants, the quality of accounting principles and practices applied and significant estimates made in preparing the Company's financial statements, any changes in accounting policy, and the interpretation of new accounting principles;

d) To review the Company's procedures for the preparation of financial statements and compliance with filing and other requirements of regulatory agencies, including the SEC;

e) To evaluate internal audit activities, and the effectiveness of appointed internal audit personnel and to review reports or other communication submitted to the Committee by internal auditors;

f) To review with independent accountants, management, and internal auditors significant matters revealed in the course of the independent audit of the Company's annual financial statements and any significant matters arising as a result of the review of the Company's quarterly financial information by the independent accountants - including the independent accountant's audit report, disagreements or disputes between management and independent accountants and suggestions and recommendations of the independent accountants concerning internal controls, accounting policies and other business practices and management's responses to the recommendations;

g) To review the Company's quarterly and annual financial statements and related disclosures;

h) To review the Company's operating policies and business standards to assist in determining whether they are both adequate and appropriate and to evaluate the procedures in place to communicate the Company's business standards to its employees;

i) To meet periodically with management to discuss and identify business risks and the potential impact of identified risks on the Company's financial standing;

j) To serve as a communication channel between the independent accountants, management, internal audit and the Board of Directors;

k) To submit an annual report as part of the Company's proxy statement stating that the Committee has 1) reviewed audited financial statements with management and the Company's independent accountants, 2) discussed with independent accountants any disagreements with management, and 3) received mandatory disclosure from the independent accountants about their independence. The Committee's report must indicate whether, based on the review and discussions noted above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10K.

l) To re-evaluate this Charter annually and include a copy of the Charter in the Company's proxy statement once every three years.

                                                                      APPENDIX B

                                NETSILICON, INC.

                      2001 STOCK OPTION AND INCENTIVE PLAN

1.   PURPOSE AND ELIGIBILITY

     The purpose of this 2001 Stock Option and Incentive Plan (the "PLAN") of NetSilicon, Inc. (the "Company") is to provide stock options and other equity interests in the Company (each an "AWARD") to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "PARTICIPANT." Additional definitions are contained in Section 8.

2.   ADMINISTRATION

     a. ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "BOARD"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

     b. APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "COMMITTEE"). All references in the Plan to the "BOARD" shall mean such Committee or the Board.

     c. DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.   STOCK AVAILABLE FOR AWARDS

     a. NUMBER OF SHARES. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the "COMMON STOCK") that may be issued pursuant to the Plan is 2,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 2,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     b. PER-PARTICIPANT LIMIT. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 1,000,000 shares of Common Stock.

     c. ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.   STOCK OPTIONS

     a. GENERAL. The Board may grant options to purchase Common Stock (each, an "OPTION") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

     b. INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "INCENTIVE STOCK OPTION") shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "NONSTATUTORY STOCK OPTION."

     c. EXERCISE PRICE. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

     d. DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     e. EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

     f. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

          (i)  by check payable to the order of the Company;

          (ii) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          (iii) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

5.   RESTRICTED STOCK

     a. GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "RESTRICTED STOCK AWARD").

     b. TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "DESIGNATED BENEFICIARY"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.   OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.   GENERAL PROVISIONS APPLICABLE TO AWARDS

     a. TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     b. DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

     c. BOARD DISCRETION. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     d. TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

     e.   ACQUISITION OF THE COMPANY

          (i) CONSEQUENCES OF AN ACQUISITION. Unless otherwise provided for in the applicable Option or Award, upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the "BOARD"), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options then outstanding shall become immediately exercisable in full and that such Options must be exercised within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or provide that one or more Options then outstanding shall become immediately exercisable in full and shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof; in the event of the acceleration of the exercisability of one or more outstanding Options, the Board may provide, as a condition of full exercisability or any or all such Options, that the Common Stock as to which exercisability has been accelerated shall be restricted stock subject to forfeiture and repurchase at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

          (ii) ACQUISITION DEFINED. An "ACQUISITION" shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

          (iii) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

          (iv) POOLING-OF INTERESTS-ACCOUNTING. If the Company proposes to engage in an Acquisition intended to be accounted for as a pooling-of-interests, and in the event that the provisions of this Plan or of any Award hereunder, or any actions of the Board taken in connection with such Acquisition, are determined by the Company's or the acquiring company's independent public accountants to cause such Acquisition to fail to be accounted for as a pooling-of-interests, then such provisions or actions shall be amended or rescinded by the Board, without the consent of any Participant, to be consistent with pooling-of-interests accounting treatment for such Acquisition.

          (v) PARACHUTE AWARDS. Notwithstanding the provisions of Section 7(e)(i), if, in connection with an Acquisition described therein, a tax under
Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the
Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such Section 7(e)(i) shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the "PARACHUTE AWARDS"); provided, however, that if the "AGGREGATE PRESENT VALUE" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "AGGREGATE PRESENT VALUE" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(e)(v) shall be made by the Company.

     f. WITHHOLDING. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     g. AMENDMENT OF AWARDS. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that, except as otherwise provided in Section 7(e)(iv), the Participant's consent to such action shall be required unless the

Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     h. CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     i. ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.   MISCELLANEOUS

     a.   DEFINITIONS.

          (i) "COMPANY," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of NetSilicon, Inc., as defined in Section 424(f) of the Code (a "SUBSIDIARY"), and any present or future parent corporation of NetSilicon, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "COMPANY" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

          (ii) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (iii) "EMPLOYEE" for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

     b. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

     c. NO SEVERANCE OR TERMINATION RIGHTS. Awards under this Plan do not entitle the Participant to any benefit other than that granted under this Plan. Any benefits granted under this Plan are not part of the Participant's ordinary salary, and shall not be considered as part of such salary for pension purposes or in the event of severance, redundancy or resignation.

     d. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

     e. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

     f. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

     g. GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

                                          Adopted by the Board of Directors on
                                          April 27, 2001

                                          Approved by the stockholders on

                                          -----------------

--------------------------------------------------------------------------------
PROXY                                                                      PROXY

                                NETSILICON, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2001

     The undersigned hereby appoints Cornelius Peterson VIII and Daniel J. Sullivan, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of NetSilicon, Inc., to be held on June 13, 2001 at 9:00 a.m., at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2,3 AND 4.

     The Board of Directors recommends a vote FOR the election of the Directors and FOR Proposals 2,3 and 4.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                NETSILICON, INC.

                                 JUNE 13, 2001


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.   To elect two Class II Directors each to serve for a three-year term.

     NOMINEES: Francis E. Girard
               F. Grant Saviers

               FOR                 WITHHELD
               [ ]                   [ ]

INSTRUCTIONS: To withhold for a specific nominee, write that nominee's name in the space provided.

-------------------------------

2.   To approve the Company's 2001 Stock Option and Incentive Plan.

               FOR       AGAINST        ABSTAIN
               [ ]         [ ]            [ ]

3. To ratify the selection of the firm of BDO Seidman, LLP as auditors for the fiscal year ending January 31, 2002.

               FOR       AGAINST        ABSTAIN
               [ ]         [ ]            [ ]

4. To transact such other business as may property come before the meeting and any adjournments thereof.

               FOR       AGAINST        ABSTAIN
               [ ]         [ ]            [ ]

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT.


Signature(s)____________________  ____________________ Dated:__________, 2001

Note: Please sign exactly as your name appears. Joint owners should each sign separately. Where applicable, indicate your official position or representative capacity.

--------------------------------------------------------------------------------